Exhibit 99.01

CONTACTS:

For Media Inquiries:	For Investor Inquiries:

Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid

904 Caribbean Drive

Sunnyvale, CA 94089

Telephone: 408.541.4191

Fax: 408.541.4192

CEPHEID REPORTS 2012 FIRST QUARTER RESULTS

SUNNYVALE, California, April 19, 2012 – Cepheid (Nasdaq: CPHD) today reported revenues for the first quarter of 2012 of $77.3 million, representing growth of 28% from $60.2 million for the first quarter of 2011. Net loss was $5.5 million, or $(0.08) per share, which compares to net income of $0.5 million, or $0.01 per share, in the first quarter of 2011.

Excluding employee stock-based compensation, amortization of purchased intangible assets, and a $1.8 million tax benefit related to an intercompany intellectual property transaction, non-GAAP net loss for the first quarter was $1.2 million, or $(0.02) per share. This compares to a non-GAAP net income of $5.4 million, or $0.08 per share, in the first quarter of 2011.

“Our Clinical business reported another strong quarter, growing 33% from the same quarter last year, driven by 41% growth in clinical reagents and the largest sequential increase ever in Xpert® test revenue. As demonstrated at the recent European Congress of Clinical Microbiology and Infectious Diseases in London, interest in the growth of our test menu continues to accelerate,” said John Bishop, Cepheid’s Chief Executive Officer. “While our revenue performance was very strong in the first quarter, our profit performance was impacted meaningfully by the scale-up of our manufacturing operations in support of our growing business, and a higher than expected investment in the completion of our CT/NG clinical trial. Looking forward, we have stepped up our diligence on expenses, and we are confident that we will return the company to profitability in the second quarter and beyond.”

Operational Overview

•	Total product sales of $75.3 million in the first quarter of 2012 compared to $57.6 million in the first quarter of 2011. By business, product sales were, in millions:

	Three Months Ended March 31,
	2012	2011	Change

Clinical Systems	$12.5	$11.6	8%
Clinical Reagents	54.4	38.6	41%

Total Clinical	66.9	50.2	33%

Non-Clinical	8.4	7.4	13%

Total Product Sales	$75.3	$57.6	31%

•	By geography, product sales were, in millions:

	Three Months Ended March 31,
	2012	2011	Change
North America
Clinical	$45.5	$36.3	25%
Non-Clinical	6.9	5.9	16%

Total North America	52.4	42.2	24%

International
Clinical	21.4	13.9	54%
Non-Clinical	1.5	1.5	2%

Total International	22.9	15.4	49%

Total Product Sales	$75.3	$57.6	31%

•

During the quarter, Cepheid installed a total of 122 GeneXpert systems in its commercial Clinical business. Additionally, the Company placed a total of 151 GeneXpert systems as part of its High Burden Developing Country (HBDC) program. Including the HBDC systems, a cumulative total of 3,079 GeneXpert systems have been placed worldwide as of March 31, 2012.

•

GAAP gross margin on product sales was 53% and non-GAAP gross margin on product sales was 54%, which compares to 56% and 58%, respectively, in the first quarter of 2011. Gross margin was impacted by higher than expected costs associated with freight and with the scale-up of our manufacturing operations, in addition to higher Group Purchasing Organization (GPO) fees recorded as contra revenue.

•

GAAP research and development (R&D) expense was 29% of total revenue and non-GAAP research and development expense was 26% of total revenue, which compares to 23% and 20%, respectively, in the first quarter of 2011. R&D expense included higher than expected costs associated with the early completion of our CT/NG trial, including an increase in patient enrollment.

•	Cash and cash equivalents were $104.0 million as of March 31, 2012.

•	DSO was 42 days.

Business Outlook

For the fiscal year ending December 31, 2012, the Company expects:

•	Total revenue to be in the range of $333 to $347 million;

•	Net income in the range of $0.12 to $0.17 per share;

•	Non-GAAP net income in the range of $0.50 to $0.55 per share.

Expected non-GAAP net income excludes approximately $26 million related to stock-based compensation expense, approximately $2.8 million related to the amortization of acquired intangibles, and a $1.8 million tax benefit related to an intercompany intellectual property transaction. The fully diluted share count for the year is expected to be between 70 and 71 million.

Accessing Cepheid’s First Quarter Results’ Conference Call

The Company will host a management presentation at 2:00 p.m. Pacific Time on Thursday, April 19, 2012 to discuss the results. To access the live webcast, please visit Cepheid’s website at www.cepheid.com/investors at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Interested participants may also listen to the live teleconference call by dialing (800) 920-8624 or (617) 597-5430, and entering participant code 71854034. A replay will be available for seven days beginning at 4:00 p.m. Pacific Time. Access numbers for this replay are (888) 286-8010 or (617) 801-6888, with passcode 29985463.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include stock-based compensation expense, amortization of acquired intangible assets and a tax benefit related to an intercompany intellectual property transaction. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee stock-based compensation expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes employee stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results in the period incurred. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of purchased intangible assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Tax benefit related to an intercompany intellectual property (IP) transaction. The Company excluded a tax benefit related to an intercompany IP transaction from its results for non-GAAP net loss for the first quarter of 2012. The Company excluded this item as it believes it is non-recurring in nature, and does not have a direct impact on the operation of the Company’s core business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to investments in research and development, effectiveness of cost control measures, and future revenues and future net income, including on a non-GAAP basis. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing direct sales and the effectiveness of our sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop new products and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; variability in systems placements and reagent pull-through in the Company’s HBDC program; unforeseen supply, development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

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CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011

Revenues:
System sales	$13,231	$12,691
Reagent and disposable sales	62,062	44,946

Total product sales	75,293	57,637
Other revenues	1,999	2,582

Total revenues	77,292	60,219

Costs and operating expenses:
Cost of product sales	35,608	25,310
Collaboration profit sharing	1,684	1,092
Research and development	22,102	13,574
Sales and marketing	14,512	11,447
General and administrative	11,051	7,630

Total costs and operating expenses	84,957	59,053

Income (loss) from operations	(7,665)	1,166
Other income (expense), net	238	(199)

Income (loss) before income taxes	(7,427)	967
Benefit from (provision for) income taxes	1,901	(440)

Net income (loss)	$(5,526)	$527

Basic net income (loss) per share	$(0.08)	$0.01

Diluted net income (loss) per share	$(0.08)	$0.01

Shares used in computing basic net income (loss) per share	65,027	61,161

Shares used in computing diluted net income (loss) per share	65,027	65,028

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	March 31, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$103,991	$115,008
Accounts receivable, net	35,644	35,375
Inventory	70,405	62,239
Prepaid expenses and other current assets	8,783	5,245

Total current assets	218,823	217,867
Property and equipment, net	40,941	35,833
Other non-current assets	1,498	730
Intangible assets, net	20,698	13,795
Goodwill	26,717	18,445

Total assets	$308,677	$286,670

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,073	$32,167
Accrued compensation	14,857	17,928
Accrued royalties	7,642	8,357
Accrued and other liabilities	2,735	3,086
Current portion of deferred revenue	9,177	8,176

Total current liabilities	71,484	69,714
Long-term portion of deferred revenue	1,253	2,003
Other liabilities	4,456	3,120

Total liabilities	77,193	74,837

Shareholders’ equity:
Common stock	343,620	324,211
Additional paid-in capital	98,687	93,144
Accumulated other comprehensive income	258	33
Accumulated deficit	(211,081)	(205,555)

Total shareholders’ equity	231,484	211,833

Total liabilities and shareholders’ equity	$308,677	$286,670

CEPHEID

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(5,526)	$527
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,475	2,469
Amortization of intangible assets	1,441	1,726
Stock-based compensation related to employees and consulting services rendered	5,542	4,400
Changes in operating assets and liabilities:
Accounts receivable	1,943	(840)
Inventory	(5,501)	(5,882)
Prepaid expenses and other current assets	(3,538)	(1,232)
Other non-current assets	(768)	(23)
Accounts payable and other current liabilities	(1,600)	(2,462)
Accrued compensation	(3,071)	(2,175)
Deferred revenue	251	677

Net cash used in operating activities	(8,352)	(2,815)

Cash flows from investing activities:
Capital expenditures	(4,587)	(3,543)
Payments for technology licenses	—	(1,000)
Cost of acquisitions, net	(16,992)	(296)
Proceeds from the sale of fixed assets	—	20

Net cash used in investing activities	(21,579)	(4,819)

Cash flows from financing activities:

Net proceeds from the issuance of common shares and exercise of stock options	19,409	8,711
Principal payment of notes payable	—	(345)

Net cash provided by financing activities	19,409	8,366

Effect of exchange rate change on cash	(495)	190

Net increase (decrease) in cash and cash equivalents	(11,017)	922
Cash and cash equivalents at beginning of period	115,008	79,538

Cash and cash equivalents at end of period	$103,991	$80,460

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Cost of product sales	$35,608	$25,310
Stock compensation expense	(635)	(499)
Amortization of purchased intangible assets	(333)	(344)

Non-GAAP measure of cost of product sales	$34,640	$24,467

Gross margin on product sales per GAAP	53%	56%
Gross margin on product sales per Non-GAAP	54%	58%

Operating expenses	$47,665	$32,651
Stock compensation expense	(4,863)	(3,901)
Amortization of purchased intangible assets	(316)	(108)

Non-GAAP measure of operating expenses	$42,486	$28,642

Income (loss) from operations	$(7,665)	$1,166
Stock compensation expense	5,498	4,400
Amortization of purchased intangible assets	649	452

Non-GAAP measure of income (loss) from operations	$(1,518)	$6,018

Net income (loss)	$(5,526)	$527
Stock compensation expense	5,498	4,400
Tax benefit related to intercompany IP transaction	(1,815)	—
Amortization of purchased intangible assets	649	452

Non-GAAP measure of net income (loss)	$(1,194)	$5,379

Basic net income (loss) per share	$(0.08)	$0.01
Stock compensation expense	0.08	0.07
Tax benefit related to intercompany IP transaction	(0.03)	—
Amortization of purchased intangible assets	0.01	0.01

Non-GAAP measure of net income (loss) per share	$(0.02)	$0.09

Diluted net income (loss) per share	$(0.08)	$0.01
Stock compensation expense	0.08	0.06
Tax benefit related to intercompany IP transaction	(0.03)	—
Amortization of purchased intangible assets	0.01	0.01

Non-GAAP measure of net income (loss) per share	$(0.02)	$0.08

Shares used in computing basic net income (loss) per share	65,027	59,987

Shares used in computing diluted net income (loss) per share	65,027	65,028
Incremental shares from the assumed conversion of dilutive stock options	—	922

Shares used in computing Non-GAAP diluted net income (loss) per share	65,027	65,950

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